EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Provident Financial Services, Inc.:

We consent to the incorporation by reference in registration statements (No. 333-103041; No. 333-110195; and No. 333-165018) on Form S-8 and in registration statement (No. 333-167706) on Form S-3 and in registration statement (No. 333-173942) on Form S-3D of Provident Financial Services, Inc. of our reports dated March 1, 2019, with respect to the consolidated statements of financial condition of Provident Financial Services, Inc. and subsidiary as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 Annual Report on Form 10-K of Provident Financial Services, Inc.
/s/ KPMG LLP
Short Hills, New Jersey
March 1, 2019